Raymond James & Associates 39th Annual Institutional Investors Conference

Company Update

March 5, 2018

Navigating the present, focusing on the future.

Forward Looking Statements

This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; any statements regarding future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statement regarding our ability to enter into and/or perform commercial contracts; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays, which includes delays in delivery, chartering or customer acceptance of assets or terms of their acceptance; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

Who We Are



Helix is a specialty deepwater service provider to the offshore energy industry, focusing on our subsea infrastructure services in Well Intervention and Robotics.

Deepwater Subsea Services

Well Intervention

Entering a wellbore to initiate, enhance, restore or decommission production as part of the well's natural life cycle.

Robotics

Providing remotely operated vehicles (ROVs) to perform deepwater service tasks beyond the reach of dive crews.

Why focus on these disciplines?

- Low F&D cost for enhanced reserves
- Extended well life via intervention defers cessation of production and P&A liability
- P&A is regulatory driven; eventually, demand should increase over time
- Demand for a more cost effective solution to rigs
- Robotics is essential for credible quality performance in deepwater operations

Well Intervention


HELIX
HELIX



Well Intervention Overview



Debris Cap
Tubing hanger crown plugs
Spool Tree
High Pressure Wellhead Housing
Straddles or patches to repair tubular.
Milling or high pressure jetting to remove scale.
30"csg
20"csg
13-3/8"csg
9-5/8"csg
7" liner
Formation acidizing via matrix or fracture stimulation.
Subsurface safety valve/gas lift mandrel repair.
Wellbore cleanout, fill removal with long or reverse circulation.
Re-perforating long sections.
Wellbore gas lift unloading with Nitrogen.
Window cutting/casing exit & remedial sidetrack drilling
Heavy duty fishing with simultaneous removal of fill.
Milling and under reaming to remove wellbore scale.
Selective zonal isolation mechanical or chemical.

Well Intervention Current Asset Base



Q4000



Intervention Riser Systems



Q5000



Well Enhancer



Seawell



Siem Helix 1 &2
(chartered vessel)

HELIX ENERGY SOLUTIONS

Future Well Intervention Growth



Q7000 – Under Construction



Intervention Riser Systems[1]

SUBSEA SERVICES ALLIANCE
Helix | Schlumberger

[1] Includes IRS system and 18¾" riserless system

HELIX ENERGY SOLUTIONS

Subsea Services Alliance

HELIX ENERGY SOLUTIONS

- Vessels-experienced crews
- Intervention systems
- WROV services for well operations

OneSubsea A Schlumberger Company

- Tooling and interface solutions
- Tooling and interface management
- Subsea equipment solutions

Schlumberger

- Well intervention
- Pumping and stimulation
- Downhole measurements
- Integrated crews
- Emerging technology
- Project management

SUBSEA SERVICES ALLIANCE
Helix | Schlumberger

HELIX ENERGY SOLUTIONS

Robotics



Robotics Assets



48 Workclass ROVs

The backbone of the fleet, capable of performing a broad array of subsea construction and well intervention tasks



5 Trenchers

The key to pipeline installation in heavily trafficked waters



2 ROVDrills

Provide seabed composition intelligence for subsea construction and subsea mining operations

HELIX ENERGY SOLUTIONS

ROV Chartered Vessel Fleet

- Currently three vessels active under long-term charter
- Spot vessels have historically been added and subtracted to the chartered vessel fleet as market demand requires



Grand Canyon I, II & III


HELIX
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Grand Canyon II

Grand Canyon III

What Sets Helix Apart in Robotics



Oil & Gas



Renewable Energy



Subsea Mining



Specialty Services

- Helix charters its ROV support vessels, ensuring a modern fleet that can expand and contract based on regional requirements and market conditions
- A fleet of advanced vehicles, including several units custom built to our specifications
- Leading provider for trenching, cable burial and ROV support for offshore wind farm development
    - Current focus on export lines (field to shore)
    - Future opportunities in-field (inter-array cable installation)

Production Facilities



HELIX ENERGY SOLUTIONS

Production Facilities

Helix Producer I FPU (100%)

- Location: Phoenix Field (GOM)
- Production handling contract until at least June 1, 2023

Helix Fast Response System

- Retained fee contract to provide GOM spill response services, includes *Q4000*, *Helix Producer I* and well containment system
- Contract through March 2019

Independence Hub Semi (20%)

- Likely to be decommissioned



Helix Producer 1

Key Financial Metrics


Huisman
50mt / 34m.
HELIX
HELIX

Debt & Liquidity Profile



($ in millions)
Debt [1]
Liquidity [2]
$2,000
$1,500
$1,000
$500
$0
$1,200
$900
$600
$300
$0
$1,996
$1,773
$1,338
$1,067
$1,338
$946
$1,138
$592
$1,002
$565
$554
$76
$537
$61
$749
$255
$626
$269
$496
$229
12/31/2008
12/31/2009
12/31/2010
12/31/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/31/2016
12/31/2017
LT Debt
Net Debt
Liquidity

Liquidity of approximately $348 million at 12/31/17

[1]Net of unamortized debt discount of our Convertible Senior Notes due 2022 and Convertible Senior Notes due 2032. Net debt is calculated as total long-term debt less cash and cash equivalents

[2]Liquidity is calculated as the sum of cash and cash equivalents ($267 million) and available capacity under our revolving credit facility ($81 million of the $150 million facility based on TTM EBITDA as defined in the credit agreement)

Debt Instrument Profile

HELIX ENERGY SOLUTIONS

Total funded debt[1] of $520 million at end of Q4 2017

- $60 million Convertible Senior Notes due 2032 – 3.25%[2]
- $125 million Convertible Senior Notes due 2022 – 4.25%
- $97 million Term Loan – LIBOR + 4.25%
    - Annual amortization payments of $7.5 million in 2018, $12.5 million in 2019 and $7.5 million in 2020 with a final balloon payment of $70 million in 2020
- $77 million MARAD Debt – 4.93%
    - Semi-annual amortization payments
- $161 million Q5000 Loan – LIBOR + 2.50%[3]
    - Quarterly amortization payments of approximately $8.9 million with a final balloon payment of $80 million at maturity in 2020



Debt Instrument Profile at 12/31/17
Principal Payment Schedule
($ in millions)
$200
$100
$0
$110
$55
$174
$7
$133
$41
2018
2019
2020
2021
2022
2023-2027
Term Loan
CSN 2032
MARAD
Q5000 Loan
CSN 2022

[1] Excludes unamortized debt discount and debt issuance costs
[2] Stated maturity 2032. First put/call date March 2018
[3] We have fixed through April 2020 the LIBOR interest rate on 75% of the Q5000 Loan at 1.51% utilizing interest rate swaps

HELIX ENERGY SOLUTIONS

2018 Outlook



HELIX ENERGY SOLUTIONS

2018 Outlook: Forecast

($ in millions)	2018 Outlook		2017 Actual	
Revenues	$	~ 685-730	$	581
EBITDA[1]		~ 135-165		107
CAPEX		~135		248
Revenue Split:				
Well Intervention	$	520-555	$	406
Robotics		140-150		153
Production Facilities		65		64
Elimination		(40)		(42)
Total	**$**	**~ 685-730**	**$**	**581**

Key forecast drivers:

- *Siem Helix 1* & *Siem Helix 2* both operational in Brazil
- Robotics segment improvements:
  - Reduction in charter vessel fleet with return of *Deep Cygnus* in Q1 2018
  - Increased trenching work
- *Q4000* utilization
- Continued strengthening of North Sea market

[1] Outlook for 2018 includes an approximate $20 million reduction EBITDA for mobilization costs paid in 2016-2017 for the Brazil contracts and expensed over the term of the contracts.

2018 Outlook: Well Intervention

- Total backlog as of December 31, 2017 was approximately $1.6 billion, including $1.2 billion for Well Intervention
- Gulf of Mexico
  - *Q4000* primarily working spot market; backlog into Q2 2018
  - *Q5000* forecasted work for BP for 270 days; out of service ~ 21 days for regulatory underwater inspection in Q1 2018
  - 15K IRS deployed in January on a two well contract
  - 10K IRS rental system began day-rate campaign for a P&A project early December with expected duration into Q2 2018
- North Sea
  - *Seawell* expected to have high utilization in 2018 after beginning work in March
  - *Well Enhancer* expected to have high utilization through mid-Q4 2018 after beginning work in March, including two coil tubing projects scheduled for Q2 2018
- Brazil
  - *Siem Helix 1 & 2* working for Petrobras; *Siem Helix 1* forecasted to incur some downtime as a result of 17 day scheduled maintenance in Q2 2018

HELIX ENERGY SOLUTIONS

2018 Outlook: Robotics

- Q1 2018 - weak vessel utilization due to seasonal slowdown in North Sea and return of *Deep Cygnus* in Q1 2018
- *Grand Canyon* and *Grand Canyon III* are pursuing spot opportunities in North Sea during Q1 2018; *Grand Canyon* is expected to be fully utilized for trenching from May through the remainder of 2018
- *Grand Canyon III* has contracted work beginning in May and expected high utilization through Q3 2018
- *Grand Canyon II* has a contract providing for full utilization through Q1 2018 on a walk-to-work project in the GOM


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2018 Outlook: Capital Expenditures & Balance Sheet

2018 Capital Expenditures are currently forecasted at approximately $135 million, consisting of the following:

- Growth Capex - $115[1] million in growth capital, primarily for newbuilds, including:
  - $105 million for *Q7000,* including a $69 million shipyard payment in December 2018
  - $10 million for intervention systems
- Maintenance Capex - $20 million for vessel maintenance and intervention system maintenance

Balance Sheet

- Our total funded debt level is expected to decrease by $110 million (from $520 million at December 31, 2017 to $410 million at December 31, 2018) as a result of principal repayments

[1] Includes capitalized interest.

Beyond 2018

- Expect improvements despite challenging market conditions
  - Several long term well intervention contracts
  - Operational improvements and cost reductions
- Market improvements offer additional upside potential
- Cash Flows improvements
  - Improved operating cash flows starting in 2018
  - Expected strong free cash flow once all major capital projects completed

Well Intervention

- Expanded alliance offerings
- *Q7000* available
- Focus on continued improved operating performance

Robotics

- Expect increasingly strong renewables trenching market
- Improvements in cost structure –
  - *Deep Cygnus* returned in Q1 2018
  - *Grand Canyon II* hedge expires in Q3 2019
  - *Grand Canyon I* charter expires Q4 2019

Non-GAAP Reconciliations



HELIX ENERGY SOLUTIONS

Non-GAAP Reconciliations

($ in millions)	Three Months Ended			Twelve Months Ended	
	12/31/2017	**12/31/2016**	**9/30/2017**	**12/31/2017**	**12/31/2016**
Net income (loss)	$ 50	$ (54)	$ 2	$ 30	$ (81)
Adjustments:					
Income tax benefit	(49)	(3)	(2)	(50)	(12)
Net interest expense	3	6	4	19	31
Loss on early extinguishment of long-term debt	-	4	-	-	4
Other (income) expense, net	1	1	1	1	(4)
Depreciation and amortization	26	29	26	109	114
Goodwill impairment	-	45	-	-	45
Non-cash losses on equity investment	2	2	-	2	2
EBITDA	$ 33	$ 30	$ 31	$ 111	$ 99
Adjustments:					
Gain on disposition of assets, net	-	(1)	-	-	(1)
Realized losses from foreign currency exchange contracts not designated as hedging instruments	(1)	(2)	(1)	(4)	(8)
Adjusted EBITDA	$ 32	$ 27	$ 30	$ 107	$ 90

We define EBITDA as earnings before income taxes, net interest expense, gain or loss on early extinguishment of long-term debt, net other income or expense, and depreciation and amortization expense. Non-cash goodwill impairment charge and non-cash losses on equity investment are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude gain or loss on disposition of assets. In addition, we include realized losses from foreign currency exchange contracts not designated as hedging instruments, which are excluded from EBITDA as a component of net other income and expense. We use EBITDA to monitor and facilitate internal evaluation of the performance of our business operations, to facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measure of EBITDA provides useful information to the public regarding our ability to service debt and fund capital expenditures and may help our investors understand our operating performance and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

HELIX
ENERGY SOLUTIONS

HLX Listed NYSE®
Follow Helix on Twitter - @Helix_ESG
www.linkedin.com/company/helix-energy-solutions-group


HELIX
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Navigating the present, **focusing on the future.**